Exhibit 10.8

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is dated as of December 7, 2010, by and among Global Pari-Mutuel Services, Inc., a Nevada corporation (the “Company”), and AVON ROAD BERMASE I LLC, a Delaware limited liability company (“AVON I”), AVON ROAD BERMASE II LLC, a Delaware limited liability company (“AVON II”), JAF-NH, LLC, a Delaware limited liability company (“JAF-NH”), Bendigo Partners LLC, a New York limited liability company (“Bendigo”), The Michigami Family Trust (“Michigami”) and Ryan Fergus (“Fergus”).

R E C I T A L S:

WHEREAS, the Company, BERMASE LLC, a Delaware limited liability company (“BERMASE”), AVON I, AVON II and JAF-NH have entered into that certain Equity Contribution Agreement, dated as of December 7, 2010 (the “BERMASE Agreement”), pursuant to which on the date of closing of the transactions contemplated by the BERMASE Agreement (the “BERMASE Closing Date”), the Company will acquire all of the membership interests in BERMASE in exchange for that number of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), such that the AVON I, AVON II and JAF-NH, together, will own an aggregate of 198,685,798 shares of Common Stock (including shares to be distributed to them by BERMASE simultaneously with or prior to the BERMASE Closing Date);

WHEREAS, the Company has also entered into that certain Consulting Agreement, dated as of December 7, 2010 (“Consulting Agreement”), with Bendigo, pursuant to which Bendigo agreed to furnish certain consulting services to the Company, in exchange for a $250,000 monthly fee and, as designated by Bendigo in accordance with the Consulting Agreement, the grant by the Company to Bendigo of a stock option to purchase an aggregate of 56,799,828 shares of Common Stock; and

WHEREAS, Michigami and Fergus each purchased from the Company an aggregate of 50,000 shares of Common Stock on September 15, 2010 in a private placement; and

WHEREAS, the Company desires to grant certain demand, Form S-3 demand and piggyback registration rights to each of AVON I, AVON II, JAF-NH, Bendigo, Michigami and Fergus, hereunder.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1
DEFINITIONS

1.1           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.2           “Holder” shall mean each of AVON I, AVON II, JAF-NH, Bendigo, Michigami and Fergus and each of their respective Permitted Transferees who is the owner of Registrable Securities.

1.3           “Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other entity.

1.4           “Prospectus” means the prospectus (including, without limitation, any free writing prospectus) included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the prospectus, including post-effective amendments to the Registration Statement of which such prospectus is a part, and all material incorporated by reference in such prospectus.

1.5           “Registrable Securities” means with respect to each Holder (i) the shares of Common Stock held by it or underlying stock options held by it as of the BERMASE Closing Date and (ii) any Common Stock issued as (or issued or issuable upon the conversion, exchange or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the shares of Common Stock referred to in clauses (i) above, in each case excluding any shares of Common Stock that may be offered or sold without restriction pursuant to Rule 144 promulgated under the Securities Act or another similar exemption under the Securities Act.  The number of Registrable Securities that are held by a Person or are outstanding shall be determined by the number of shares of Common Stock that are Registrable Securities and either are held by such Person or outstanding (as applicable) or are issuable upon the exercise, exchange or conversion of then exercisable, exchangeable or convertible securities that are held by such Person or outstanding (as applicable).

1.6           “Registration Statement” means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference in such registration statement.

1.7           “SEC” means the Securities and Exchange Commission.

1.8           “Securities Act” means the Securities Act of 1933, as amended.

ARTICLE 2
DEMAND REGISTRATION RIGHTS

2.1           Subject to the provisions of Section 2.1 hereof and at any time from and after the BERMASE Closing Date, if any Holder or Holders makes a written request to the Company for registration under and in accordance with the provisions of the Securities Act of Registrable Securities held by such Holder (a “Demand Registration”), the Company shall give prompt written notice thereof to the other Holders whereupon such other Holders shall give written notice thereto within twenty (20) days after the date of the Company’s notice (“Notice Period”) to the Company if they propose to dispose of Registrable Securities pursuant to such registration, stating the number of shares of Registrable Securities proposed to be disposed by such Holder.  The Company will effect as promptly as reasonable practicable after the Notice Period the registration under the Securities Act of all Registrable Securities specified in the request of the initiating Holder and other Holders.  Unless the Holders making the demand shall agree in writing, no other party, including the Company shall be permitted to offer securities under any such Demand Registration.  Notwithstanding the foregoing, if the Company shall furnish to the Holders making the demand a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, (i) a material acquisition or disposition by the Company is being actively negotiated; (ii) the Company has not yet completed the audit with respect to any audited financial statements required to be included in the Demand Registration or (iii) the requested Demand Registration would result in the public disclosure of material non-public information, which disclosure in the good faith judgment of a majority of the Board of Directors of the Company after consultation with counsel to the Company would have a material adverse effect on the Company, then, in such case, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Holders requesting such registration; provided, however, that the Company may not utilize this right more than once in any twenty-four (24) month period.

2.2           The Holders are entitled in the aggregate to three (3) Demand Registrations regardless of the Person or Persons making demand; provided, however, that the Company shall not be obligated to effect a Demand Registration if the Registrable Securities to be included therein constitute less than 33% of the then outstanding Registrable Securities.  The Company shall not be deemed to have effected a Demand Registration unless and until such Demand Registration is declared effective by the SEC.

2.3           If the managing underwriter or underwriters of an underwritten Demand Registration advise the Company in writing that in its or their opinion the number of Registrable Securities proposed to be sold in such Demand Registration exceeds the number of securities which can be sold in such offering without an adverse effect on such offering, the Company will include in such registration only the number of securities which, in the opinion of such underwriter or underwriters, can be sold; provided, that any securities that the Holders making the demand have agreed may be included in such Demand Registration by the Company or any security holder other than such Holders shall be cut back first; provided, further, that if the Holders making the demand have requested inclusion in such Demand Registration pursuant to Section 2.1 and all Registrable Securities which the Holders making the demand have requested to be included in such Demand Registration pursuant to Section 2.1 are not so included, the Holders shall be entitled to one additional Demand Registration hereunder (with all expenses of registration relating to such additional Demand Registration to be borne by the Company) on the same terms and conditions as would have applied to the Holders had such earlier Demand Registration not been made.

2.4           If any Demand Registration is an underwritten offering with respect to any issue of securities, the Holders of a majority of such Registrable Securities to be included in such Demand Registration will select the investment banker or bankers and manager or managers to administer the offering and one counsel to the Holders in such offering; provided, however, that such investment bankers and managers be of nationally recognized standing and reasonably acceptable to the Company; provided, further, that the Holders shall not be required to make any representations or warranties except as they relate to such Holder’s ownership of Registrable Securities and authority to enter into the underwriting agreement (including as to the execution, delivery and enforceability thereof) and such Holder’s intended method of distribution, or to agree to indemnify the Company, the underwriters or any other Person thereunder on terms other than substantially as set forth in Article 9 below.  Subject to the provisions of Article 8, the Company shall pay the reasonable fees and expenses of one such counsel to the Holders incurred in connection with such underwritten public offering.

2.5           If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Demand Registration is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires the Holders making the demand to be named as an “underwriter,” the Company shall use its commercially reasonable efforts to persuade the SEC that the offering contemplated by the Demand Registration is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that the Holders making the demand are not “underwriters.” The Holders making the demand shall have the right to participate or have their counsel participate in any meetings or discussions with the SEC regarding the SEC’s position and to comment or have their counsel comment on any written submission made to the SEC with respect thereto. No such written submission shall be made to the SEC to which the Holders’ counsel reasonably objects. In the event that, despite the Company’s reasonable best efforts and compliance with the terms of this Section 2.5, the SEC refuses to alter its position, the Company shall (i) remove from the Demand Registration such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities, as the SEC may require to assure the Company’s compliance with the requirements of Rule 415; provided, however, that the Company shall not agree to name the Holders as “underwriters” in such Demand Registration without the prior written consent of the Holders making the demand.  In the event that any Cut Back Shares not included in a requested Demand Registration pursuant to this Section 2.5, the Holders shall be entitled to one additional Demand Registration hereunder with respect to such Cut Back Shares (with all expenses of registration relating to such additional Demand Registration to be borne by the Company) on the same terms and conditions as would have applied to the Holders had such earlier Demand Registration not been made.

ARTICLE 3
FORM S-3 DEMAND

If at any time when it is eligible to use a Form S-3 Registration Statement, the Company receives a request from the Holders that the Company file a Form S-3 Registration Statement with respect to Registrable Securities that constitute the lower of (a) not less than 20% of the then outstanding Registrable Securities or (b) have an aggregate expected offering price of at least $2,500,000, then the Company shall as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Holders making the demand, file a Form S-3 Registration Statement under the Securities Act covering all Registrable Securities requested to be included in such registration by the Holders making the demand.  The Company shall give notice to all Holders of the receipt of request for registration pursuant to this Article 3 and shall provide a reasonable opportunity for other Holders to participate in the registration.  The Holders are entitled in the aggregate to demand one (1) registration under this Article 3 in any nine-month period; provided, however, that the Holders shall not be entitled to demand any registrations under this Article 3 in the event that a Demand Registration has already been made by one or more Holders during such nine-month period.

ARTICLE 4
PIGGYBACK REGISTRATION RIGHTS

If the Company at any time or from time to time subsequent to the BERMASE Closing Date proposes to register any securities under the Securities Act either for its own account or the account of any selling security holders (other than (i) a registration statement on Forms S-4 or S-8 or any successor or similar forms or (ii) a registration on any form that does not permit secondary sales), it will give written notice to the Holders of its intention at least twenty (20) days in advance of the filing of any registration statement with respect thereto. Upon the written request of the Holders given within fifteen (15) days after receipt of such notice, the Company, subject to Section 5.2 below, will use reasonable best efforts to include in such registration, and in any underwriting involved therein, all the Registrable Securities included in Holders’ request.

ARTICLE 5
UNDERWRITTEN OFFERINGS

5.1           In the case of an underwritten offering by the Company of securities, the Holders shall, with respect to Registrable Securities that the Holders then desire to sell, each enter into an underwriting agreement with the same underwriters engaged by the Company with respect to securities being offered by the Company, and the Company shall cause such underwriters to include in any such underwriting all of such Registrable Securities that the Holders then desires to sell; provided, however, that such underwriting agreement shall be in substantially the same form as the underwriting agreement that the Company enters into in connection with the primary offering it is making; provided, further, that the Holders shall not be required to make any representations or warranties except as they relate to such Holder’s ownership of Registrable Securities and authority to enter into the underwriting agreement (including as to the execution, delivery and enforceability thereof) and to such Holder’s intended method of distribution, or to agree to indemnify the Company, the underwriters or any other Person thereunder on terms other than substantially as set forth in Article 9 below.

5.2           If the managing underwriter with respect to such underwritten offering requests in writing that the number of securities to be offered by selling security holders be reduced because in the judgment of the managing underwriter the offering would be adversely affected, then such securities shall be reduced by such amount as the managing underwriter may determine in writing so as to not adversely affect the proposed offering, which reduced number of securities shall be included in the offering selected, first, from the Company, second, pro rata among the Holders that have requested to be included in such registration, and, next, to the extent available, among any other selling security holders on a pro rata basis.  Notwithstanding the foregoing, the Registrable Securities to be sold by the Holders shall not be reduced below thirty percent (30%) of the total amount of securities included in such registration; provided, however, that in the case of the Company’s initial public offering after the date hereof, the Registrable Securities to be sold by the Holders may be reduced to zero.

ARTICLE 6
INFORMATION

6.1           Upon making a request pursuant to Article 2, 3 or 4, the Holders shall specify the number of Registrable Securities to be registered on their behalf and the intended method of disposition thereof; provided, however, upon making a request pursuant to Article 2, if the Holders making the demand specify one particular type of underwritten offering, such method of disposition shall be the type of underwritten offering or a series of such underwritten offerings used in connection with the disposition of the securities pursuant to such Registration Statement as the Holders making the demand may elect during the time period the Registration Statement is effective.

6.2           The Company may require the Holders to furnish to the Company such information in writing regarding itself and the distribution of Registrable Securities as the Company may from time to time reasonably request in writing in order to comply with the Securities Act. Each Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information they have previously furnished to the Company.

ARTICLE 7
BUYER OBLIGATIONS

If and whenever the Company is required by the provisions of Article 2 or 3 to effect a registration under the Securities Act and whenever the Holders have requested inclusion in a registration under Article 4, the Company will, at its expense, as expeditiously as practicable:

7.1           In accordance with the Securities Act and the rules and regulations of the SEC, prepare and file with the SEC a Registration Statement in the form of an appropriate Registration Statement with respect to the Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become and remain continuously effective as promptly as reasonably practicable after the filing thereof until the earlier of (i) all of the Registrable Securities covered by such Registration Statement having been sold in accordance with the intended methods of disposition of the seller or sellers set forth in such Registration Statement and (ii) two years after such Registration Statement has been declared effective; provided that if for any portion of such two year period the Registration Statement is not effective, then such two year requirement for maintaining the effectiveness of the Registration Statement shall be extended by the length of such interruption(s); the Company shall prepare and file with the SEC such amendments to such Registration Statement and supplements to the Prospectus contained therein as may be necessary to keep such Registration Statement effective and such Registration Statement and Prospectus accurate and complete during such period; and, a reasonable time before filing such Registration Statement or Prospectus or any amendment or supplement thereto, the Company shall furnish to the Holders participating in such registration copies of all such documents proposed to be filed and shall incorporate therein any reasonable comments of the Holders participating in such registration;

7.2           Furnish to the Holders participating in such registration such reasonable number of copies of the Registration Statement and Prospectus and such other documents as the Holders participating in such registration may reasonably request in order to facilitate the public offering of the Registrable Securities;

7.3           Register or qualify the Registrable Securities covered by such Registration Statement under such state securities or blue sky laws of such jurisdictions as the Holders participating in such registration may reasonably request, provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to material taxation in connection with any such registration or qualification of such Registrable Securities;

7.4           Notify the Holders participating in such registration, promptly after it shall receive notice thereof, of the date and time when such Registration Statement and each post-effective amendment thereto has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;

7.5           Notify the Holders participating in such registration promptly of any request by the SEC for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

7.6           Prepare and file with the SEC, promptly upon the request of the Holders participating in such registration, any amendments or supplements to such Registration Statement or Prospectus which, in the reasonable opinion of counsel for the Holders participating in such registration, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by the Holders participating in such registration or to otherwise comply with the requirements of the Securities Act and such rules and regulations;

7.7           Prepare and promptly file with the SEC, and promptly notify the Holders participating in such registration of the filings of, such amendments or supplements to such Registration Statement or Prospectus as may be necessary to correct any statements or omissions if, at the time when a Prospectus relating to such Registrable Securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such Prospectus or any other Prospectus then in effect may include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances then existing, not misleading, and promptly notify the Holders participating in such registration of any such event;

7.8           Advise the Holders participating in such registration, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

7.9           Comply with all applicable rules and regulations of the SEC, and make generally available to the Company’s security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act in the time periods required, beginning with the first month of the Company’s first fiscal quarter commencing one year after the effective date of a Registration Statement;

7.10           Not file any amendment or supplement to such Registration Statement or Prospectus to which the Holders participating in such registration have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least three business days prior to the filing thereof, unless the Company shall have obtained an opinion of counsel that such amendment or supplement is required under the Securities Act or the rules or regulations adopted thereunder in connection with the distribution of Registrable Securities by the Company or the Holders participating in such registration;

7.11           Make available upon reasonable notice and during normal business hours, for inspection by the Holders participating in such registration, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by the Holders participating in such registration or underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such inspector in connection with such Registration Statement;

7.12           Use its reasonable  best efforts to obtain from its independent certified public accountants “cold comfort” letters in customary form and at customary times and covering matters of the type customarily covered by cold comfort letters;

7.13           Use its reasonable best efforts to obtain from its counsel an opinion or opinions in customary form with respect to the proposed registration;

7.14           Provide a transfer agent and registrar for such Registrable Securities;

7.15           In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter and issue to any underwriter to which the Holders participating in such registration may sell shares in such offering certificates evidencing such Registrable Securities;

7.16           List such Registrable Securities on any securities exchange on which any Common Stock are listed or such other securities exchange as the Holders participating in such registration shall reasonably request;

7.17           Subject to all the other provisions of this Agreement, use its reasonable best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

ARTICLE 8
EXPENSES OF REGISTRATION

8.1           Subject to Section 8.2, all expenses of the Company and the Holders in complying with their obligations pursuant to this Agreement and in connection with each registration of Registrable Securities shall be borne by the Company, including, without limitation:

(a)           all registration, filing, qualification and listing fees;

(b)           fees and expenses of compliance with all securities or blue sky laws (including fees and disbursements of counsel for the Company in connection with blue sky qualifications of the Registrable Securities);

(c)           printing, messenger, telephone and delivery expenses;

(d)           fees and disbursements of counsel for the Company and its independent auditors; and

(e)           fees and disbursements of one counsel to the Holders participating in a registration up to a maximum of $15,000.

8.2           All underwriting discounts and selling commissions, broker fees and commissions and transfer taxes applicable to the Registrable Securities shall be borne by the Holders participating in such registration.

8.3           If the Holders request a Demand Registration pursuant to Article 2 of this Agreement and thereafter voluntarily withdraw such request, such Holders shall bear the expenses of the Company referred to Section 8.1 in connection with such request (and such request and any actions by the Company pursuant thereto shall not be counted as one of the Demand Registrations to which the Holders are entitled under this Agreement), unless, by notice to the Company, the Holders elect to have such request count as one of the Demand Registrations to which the Holders are entitled hereunder, in which case all of the Company’s expenses in connection with such request shall be borne by the Company; provided, however, that if (i) at the time of such withdrawal, the Holders have learned of a material adverse change in the condition (financial or otherwise), business or prospects of the Company or the financial markets from that known to the Holders at the time of their request or (ii) such withdrawal is at the request of, caused by or the result of an unreasonable delay by the Company, then the Holders shall not be required to pay any such expenses and such request shall not be counted as one of the Demand Registrations to which the Holders are entitled under this Agreement.

ARTICLE 9
INDEMNIFICATION AND CONTRIBUTION

9.1           Whenever, pursuant to Article 2, 3 or 4, a Registration Statement relating to Registrable Securities is filed under the Securities Act, the Company will (except as to matters covered by Section 9.2 hereof) indemnify and hold harmless the Holders participating in such registration, each of their respective officers, directors, members, partners and employees, each underwriter of Registrable Securities, and each Person, if any, who controls any such Person within the meaning of the Securities Act or the Exchange Act (collectively, the “Holder Indemnitees” and, individually, a “Holder Indemnitee”), against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys’ fees) joint or several, to which such Holder Indemnitees, or any of them, may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, costs or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, or Prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, in light of the circumstances under which they were made) not misleading, unless any such statement or omission is based on and in conformity with written information provided by the Holder Indemnitee specifically for inclusion in such Registration Statement or Prospectus, or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any other applicable securities law, or any rule or regulation thereunder, in connection with the performance of any of its obligations under this Agreement, and will reimburse each Holder Indemnitee for all legal and other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability, cost, expense or action.

9.2           Each Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement and each other Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively, the “Company Indemnitees” and, individually, a “Company Indemnitee”) against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys’ fees), joint or several, to which any of the Company Indemnitees may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, costs or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, or Prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, in light of the circumstances under which they were made) not misleading, but only if, and to the extent that, such statement or omission was in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for inclusion in such Registration Statement or Prospectus; provided, however, such Holder shall not have any liability hereunder in excess of the net proceeds actually received by such Holder from its sale of Registrable Securities under such Registration Statement.

9.3           Promptly after receipt by a Holder Indemnitee or a Company Indemnitee (collectively, “Registration Rights Indemnitees” and, individually, a “Registration Rights Indemnitee”) under Section 9.1 or 9.2 hereof of notice of the commencement of any action, such Registration Rights Indemnitee will, if a claim in respect thereof is to be made against the indemnifying party under such clause, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any Registration Rights Indemnitee otherwise than under such clauses. In case any such action shall be brought against any Registration Rights Indemnitee, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such Registration Rights Indemnitee, and after notice from the indemnifying party to such Registration Rights Indemnitee of its election to assume the defense thereof, the indemnifying party shall not be liable to such Registration Rights Indemnitee under such clause for any legal or other expenses subsequently incurred by such Registration Rights Indemnitee in connection with the defense thereof other than reasonable costs of investigation. The Registration Rights Indemnitee shall have the right to employ one counsel to represent such Registration Rights Indemnitee in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Registration Rights Indemnitee unless, in the reasonable judgment of such Registration Rights Indemnitee, it is advisable for such party to be represented by separate counsel because separate defenses are available, or because a conflict of interest exists between such Registration Rights Indemnitee and indemnifying party in respect of such claim, or because the indemnifying party shall have failed promptly to assume the defense of such action or to employ counsel satisfactory to the Indemnitee, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. Notwithstanding the foregoing, if the Company is a Registration Rights Indemnitee, the Company shall designate the one counsel, and in all other circumstances, the one counsel shall be designated by a majority in interest based upon the Registrable Securities held by the Registration Rights Indemnitees.  No indemnifying party may settle any claim without the prior written consent of the Registration Rights Indemnitee.

9.4           If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless a Registration Rights Indemnitee, then the indemnifying party shall contribute to the amount paid or payable by the Registration Rights Indemnitee as a result of such losses, claims, damages, liabilities, costs or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the Registration Rights Indemnitee on the other from the registration or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the Registration Rights Indemnitee than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the Registration Rights Indemnitee on the other but also the relative fault of the indemnifying party and the Registration Rights Indemnitee as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by or on behalf of the indemnifying party or the Registration Rights Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  Notwithstanding anything to the contrary contained herein, no Holder shall be required to contribute any amount in excess of the net proceeds actually received by such Holder from its sale of Registrable Securities under the applicable Registration Statement.

9.5           The provisions of this Article 9 shall survive the completion of any offering of Registrable Securities and the termination of this Agreement.  The indemnity and contribution agreements contained in this Article 9 are in addition to any liability that an indemnifying party may have to a Registration Rights Indemnitee.  The indemnity and contribution agreements herein are in addition to and not in diminution or limitation of any indemnification provisions contained elsewhere in this Agreement.

9.6           Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

9.7           Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and the Holders under this Article 9 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, and otherwise shall survive the termination of this Agreement.

ARTICLE 10
REPORTS UNDER THE EXCHANGE ACT

With a view to making available to AVON I, AVON II, JAF-NH, Bendigo, Michigami and Fergus the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit AVON I, AVON II, JAF-NH, Bendigo, Michigami and Fergus to sell securities of the Company to the public without registration, the Company agrees to:

10.1           Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the BERMASE Closing Date and after the earlier to occur of:  (A) the date on which the Company becomes obligated to file reports pursuant to the Exchange Act, and (B) the effective date of the first registration statement of a public offering of securities of the Company pursuant to the Securities Act or the Exchange Act;

10.2           Furnish to each Holder, so long as such Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the current public information requirements of Rule 144 under the Securities Act (at any time after the effective date of the first registration statement filed by the Company subsequent to the date of this Agreement) and the Exchange Act (at any time after it has become subject to such reporting requirements subsequent to the date of this Agreement) or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and, to the extent filed with the SEC, such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing such Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

ARTICLE 11
LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS

After the date of this Agreement, the Company shall not, without the prior written consent of each Holder, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant any such holder(s) registration rights senior to or pari passu with the registration rights of AVON I, AVON II, JAF-NH and Bendigo as provided in this Agreement.

ARTICLE 12
ASSIGNMENT OF REGISTRATION RIGHTS

The registration rights granted to AVON I, AVON II, JAF-NH, Bendigo, Michigami and Fergus  under this Agreement may be assigned (but only with all related obligations) by AVON I, AVON II, JAF-NH, Bendigo, Michigami and Fergus, respectively, to (i) a permitted transferee or assignee of its Registrable Securities that is its current partner, affiliate or member; (ii) an entity controlling, controlled by or under common control with it, including without limitation a corporation or limited liability company that is a parent or wholly-owned subsidiary of it or (iii) a permitted transferee or assignee of at least twenty percent (20%) (appropriately adjusted to reflect subsequent stock splits, stock dividends, combinations or other recapitalizations) of such Registrable Securities, provided however, that any permitted assignee or transferee, and as a condition of such assignment or transfer, shall agree in writing to be bound by this Agreement as if it were a Holder herein (each, a “Permitted Transferee”).  Any assignment of rights under this Article 12 shall only be effective provided that (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such permitted transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such permitted transferee or assignee agrees in writing to be bound by and subject to the terms and conditions this Agreement and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the permitted transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a permitted transferee or assignee, the holdings of permitted transferees and assignees of (i) a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) or (ii) a corporation or limited liability company which is a parent or subsidiary of such entity shall be aggregated together and with the partnership or other entity, as the case may be, and all Affiliates thereof (as such term is defined in the Securities Act); provided that all permitted assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Agreement.

ARTICLE 13
MISCELLANEOUS

13.1.           Governing Law; Forum.  The laws of the State of New York shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the principles of conflicts of law thereof to the extent that the general application of the laws of another jurisdiction would be required thereby.  Each of the parties to this Agreement consents to submit to the personal jurisdiction of any state or federal court sitting in the State of New York, in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court.  Each of the parties to this Agreement agrees not to assert in any action or proceeding arising out of relating to this Agreement that the venue is improper, and waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.  Each of the parties hereto waives any right to request a trial by jury in any litigation with respect to this Agreement and represents that counsel has been consulted specifically as to this waiver.

13.2           Effectiveness; Termination.

This Agreement shall become effective on the BERMASE Closing Date.  In no event shall this Agreement be effective, nor shall any rights or obligations hereunder apply, prior to the BERMASE Closing Date.

This Agreement and all rights and obligations hereunder (other than Article 9 which shall survive) shall terminate, with respect to each Holder, at such time as such Holder no longer holds any Registrable Securities.

13.3           Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of each of the parties hereto and shall inure to the benefit of and be binding upon each Holder of any Registrable Securities.

13.4           Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

13.5           Notices.  All notices, requests, consents and other communications hereunder shall be made in writing and shall be deemed given (i) when made if made by hand delivery, (ii) one business day after being deposited with an overnight courier if made by courier guaranteeing overnight delivery, (iii) on the date indicated on the notice of receipt if made by first-class mail, return receipt requested or (iv) on the date of confirmation of receipt of transmission by facsimile, addressed as follows:

If to the Company, at

Global Pari-Mutuel Services, Inc.
1231 Honeysuckle Lane
Chandler, Arizona 85248
Telephone: (415) 302-8621
Facsimile: (483) 883-2282
Attention:  James A. Egide

with a copy to:

Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, NY 10022
Telephone: (212) 451-2300
Facsimile:  (212) 451-2222
Attention:  Robert H. Friedman, Esq.
    Kenneth M. Silverman, Esq.

If to AVON I or AVON II, at:

AVON ROAD BERMASE I LLC
AVON ROAD BERMASE II LLC
4446 State Route 42, Suite B
Monticello, New York 12701
Telephone: (845) 794-5300
Facsimile: (845) 794-5333
Attention: Robert A. Berman

If to JAF-NH, at:

JAF-NH, LLC
c/o JAF Advisory, LLC
445 Old Academy Road
Fairfield, Connecticut 06824
Telephone: (203) 254-3895
Facsimile: (203) 254-3921
Attention: Joel A. Asen

with a copy to:

Berkowitz, Trager & Trager LLC
8 Wright Street
Westport, Connecticut 06880
Telephone: (203) 226-1001
Facsimile: (203) 226-3801

If to Bendigo, at:

Bendigo Partners LLC
9 West 57th Street, 15th Floor
New York, New York 10019
Telephone: (917) 338-7323
Facsimile: (203) 724-1855
Attention: Jarrett Lilien

with a copy to:

Rayner Rowe LLP
75 Rockefeller Plaza, 20th Floor
New York, New York 10019
Telephone: (212) 763-5069
Facsimile: (212) 937-4680
Attention: Daniel Rayner, Esq.

If to Michigami, at:

Michael M. Michigami
Two Langley Park
Farmington, Connecticut  06032
Telephone (860) 677-1163

If to Fergus, at

Ryan Fergus
2600 Cole Avenue, Apartment 132
Dallas, Texas  75204
Telephone:  (781) 367-1744

13.6           Severability.  The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

13.7           Titles and Subtitles.  The titles of the articles, sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

13.8           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together constitute one instrument.

13.9           Amendment and Modification.  This Agreement may be amended, modified or supplemented in any respect only by written agreement by the Company, the Holders representing at least a majority of the Registrable Securities, voting together as a single class; provided, that no such amendment shall unfairly discriminate against a particular Holder relative to the other Holders, as the case may be.  Any action taken by the Holders, as provided in this Section 13.9, shall bind all Holders.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have hereunto affixed their signatures.

GLOBAL PARI-MUTUEL SERVICES, INC.

By:	/s/ James A. Egide
	Name:	James A. Egide
	Title:	Chief Executive Officer

AVON ROAD BERMASE I LLC

By:	Avon Road Partners, L.P.
Its Sole Member

By:	/s/ Robert A. Berman
	Name:	Robert A. Berman
	Title:	General Partner

AVON ROAD BERMASE II LLC

By:	/s/ Robert A. Berman
	Name:	Robert A. Berman
	Title:	Managing Member

JAF-NH, LLC

By:	/s/ Joel A. Asen
	Name:	Joel A. Asen
	Title:	Manager

BENDIGO PARTNERS LLC

By:	/s/ R. Jarrett Lilien
	Name:	R. Jarrett Lilien
	Title:	Chief Executive Officer

THE MICHIGAMI FAMILY TRUST

By:	/s/ Michael M. Michigami
	Name:	Michael M. Michigami
	Title:	Trustee

/s/ Ryan Fergus
RYAN FERGUS